CONSENT OF INDEPENDENT AUDITORS

Seligman Investment Grade Fixed Income Fund, Inc.:

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-63546 on Form N-1A of our report dated August 24, 2001, appearing in the Statement of Additional Information, which is incorporated by reference in the Prospectus which is part of such Registration Statement, and to the references to us under the captions "Financial Statements" and "General Information - Auditors" in the Statement of Additional Information.



Deloitte & Touche LLP

New York, New York
August 28, 2001